CONTACT:

                                   Marianne V. Pastor
                                   (703) 335-7800

                                FOR IMMEDIATE RELEASE

WMSI Elects Directors; Approves Directors'
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Compensation; Announces Fiscal 2004 Projections
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     Manassas, Virginia --- November 24, 2003 --- Williams
Industries, Inc. (Nasdaq-WMSI) today announced the election of John A. Yerrick, a former partner with Deloitte and Touche, LLP, to the company's Board of Directors. In addition to his position on the board, Mr. Yerrick, who had prior professional associations with the company, will continue performing financial consulting services for the company.

     Following the company's annual election of directors, in which each director received at least 3,096,128 votes of the 3,154,661 shares represented at the annual meeting, Williams Industries now has four independent directors (Stephen A. Ashman, Thomas C. Mitchell, R. Bentley Offutt, and William J. Sim) and three directors, Frank E. Williams, Jr., Frank E. Williams, III and Yerrick, who are not independent. In addition to electing directors, the company's shareholders ratified the adoption of an Equity Compensation Plan for Non-Employee Directors. Details of the plan are available in the company's annual filings with the Securities and Exchange Commission or from the company.

     Williams Industries, Inc. Chairman and CEO Frank E. Williams, III, after acknowledging the company's performance difficulties in Fiscal 2003, briefed shareholders on expectations for Fiscal 2004, which began August 1, 2003. Williams estimated the company's revenues would increase modestly, from $52.6 million in Fiscal 2003 to about $56.0 million in Fiscal 2004, but that profitability would improve significantly from a net loss of $936,000 in Fiscal 2003 to net earnings of $900,000 in Fiscal 2004. Williams said the company was "optimistic" about several outstanding bids that should become contracts in Fiscal 2004. However, he warned that much of the company's business was dependent on governmental infrastructure spending, which is still uncertain due to budget shortfalls in several states in the company's market areas. He noted the company's Fiscal 2002 expansion of its manufacturing capabilities for highway bridge decking and steel bridge structures into the Southeastern United States allowed company subsidiaries a much wider range of bidding opportunities going forward.

     Williams Industries, Inc. is the largest publicly owned specialty construction company in the Mid-Atlantic region. Its subsidiaries provide a wide range of quality, cost competitive services and products for the industrial, commercial, institutional and governmental construction markets. The construction and manufacturing services include: steel and precast concrete erection; miscellaneous metals installation; the fabrication of welded steel plate girders; rolled steel beams, and light structural and other metal products; the construction, repair and rehabilitation of bridges; crane rental, heavy and specialized hauling and rigging.

     This release contains forward-looking statements, which are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed in, or implied by, the forward-looking statements. These forward-looking statements may include, among others, statements concerning the Company's revenue and cost trends, cost reduction strategies and anticipated outcomes, planned capital expenditures, financing needs and availability of such financing, and the outlook for future construction activity in the Company's market areas. Investors or other users of forward-looking statements are cautioned that such statements are not a guarantee of future performance by the Company and that such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

     For additional information, please go to the company's web site www.wmsi.com or call the investor relations office at (703)
335-7800.

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